As filed with the Securities and Exchange Commission on March 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2309515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Gregory J. Flesher

President and Chief Executive Officer

Reneo Pharmaceuticals, Inc.

18575 Jamboree Road, Suite 275-S

Irvine, California 92612

(858) 283-0280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Kent

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Reneo Pharmaceuticals, Inc. (the “Registrant”) for the purpose of registering (i) an additional 1,233,600 shares of Registrant’s Common Stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan and (ii) 246,720 additional shares of Common Stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP.

INCORPORATION OF DOCUMENTS BY REFERENCE

These additional shares of Common Stock are securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the 2021 Plan and the 2021 ESPP are effective. The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan and 2021 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 9, 2021 (File No. 333-255140) and March 23, 2022 (File No. 333-263799). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 13, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 13, 2021).

4.3

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254534), filed with the Commission on April 5, 2021).

4.4

Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated December 9, 2020 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254534), filed with the Commission on March 19, 2021).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1

Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254534), filed with the Commission on April 5, 2021).

99.2

Forms of (i) Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise, (ii) Stock Option Grant Notice - International, Stock Option Agreement - International and Notice of Exercise - International and (iii) Non-Employee Director Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise – Non-Employee Directors under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 27, 2023).

99.3

Forms of (i) Restricted Stock Unit Award Grant Notice and Award Agreement and (ii) Restricted Stock Unit Award Grant Notice - International and Award Agreement - International under the Reneo Pharmaceuticals, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254534), filed with the Commission on April 5, 2021).

99.4

Reneo Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254534), filed with the Commission on April 5, 2021).

99.5

Reneo Pharmaceuticals, Inc. UK Sharesave Sub-Plan to the Reneo Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 12, 2021).

107*	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 27, 2023.

RENEO PHARMACEUTICALS, INC.

By:	/s/ Gregory J. Flesher
Gregory J. Flesher
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory J. Flesher and Jennifer P. Lam, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Flesher Gregory J. Flesher	President and Chief Executive Officer (Principal Executive Officer)	March 27, 2023

/s/ Jennifer P. Lam Jennifer P. Lam	Senior Vice President of Finance (Principal Financial and Accounting Officer)	March 27, 2023

/s/ Michael Grey Michael Grey	Executive Chairman	March 27, 2023

/s/ Roshawn A. Blunt Roshawn A. Blunt	Director	March 27, 2023

/s/ Eric M. Dube Eric M. Dube, Ph.D.	Director	March 27, 2023

/s/ Paul W. Hoelscher Paul W. Hoelscher	Director	March 27, 2023

Signature	Title	Date

/s/ Edward T. Mathers	Director	March 27, 2023
Edward T. Mathers

/s/ Bali Muralidhar	Director	March 27, 2023
Bali Muralidhar, M.D., Ph.D.

/s/ Niall O’Donnell	Director	March 27, 2023
Niall O’Donnell, Ph.D.

/s/ Stacey D. Seltzer	Director	March 27, 2023
Stacey D. Seltzer